Exhibit 10.40d


                      NON-STATUTORY STOCK OPTION  AGREEMENT




THIS NON-STATUTORY STOCK OPTION AGREEMENT ("Agreement") entered into as of this 19th day of September, 1995 by and between APPLIED BIOSCIENCE INTERNATIONAL INC., a Delaware corporation (the "Company" or "APBI"), and GROVER C. WRENN (the "Executive").


                                   WITNESSETH:


WHEREAS, the Executive has been employed as a senior executive officer of the Company and/or its ENVIRON division, and as such has been granted the following stock options under the APBI Stock Incentive Program (1990):

                       Option           Option                 Option
                     Grant Date      Share Amounts         Exercise Price
                      07/08/91            20,000              $15.8750
                      12/10/91             8,224              $13.3125
                      12/10/91            17,204              $13.3125
                      06/25/93            12,976              $ 5.6250
                      06/25/93            39,024              $ 5.6250
                      09/13/94            50,000              $ 5.8750



The foregoing are referred to as the "Original Options."

WHEREAS, the Company and the Executive have agreed that the Executive's services are no longer required on behalf of the Company or ENVIRON and have entered into a Separation Agreement dated effective August 25, 1995 (the "Separation Agreement");

WHEREAS, under the terms of the Separation Agreement, the Company and the Executive have agreed that in lieu of each of the Original Options, the Executive will receive a replacement option that is granted outside of the APBI Stock Incentive Program (1990) ("Stock Incentive Program);

WHEREAS, this Agreement is intended to reflect the replacement option granted to the Executive in lieu of, and in full substitution for, the Original Option granted to the Executive on June 25, 1993;

NOW, THEREFORE, intending to be legally bound hereby, the Company and the Executive do hereby covenant and agree as follows:

          1.Grant. The Company does hereby grant to the Executive the right and option to purchase, under the terms and conditions hereinafter set forth, in whole or in part, 12,976 shares of Common Stock of the Company, par value $.01 per share ("Stock"), which right and option shall be in replacement of and substitution for, the incentive stock option originally granted to the Executive on June 25, 1993 (such replacement option being referred to as the "Replacement Option"). The Replacement Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986. The price at which each share may be purchased shall be $5.625, which price is the fair market value of such stock on the date of grant of the Original Option (the "Option Price").

          2.Terms.

                    (a)The Replacement Option herein granted shall expire at 12:00 midnight on the earlier of (i) February 11, 2001 or (ii) the day immediately following any period of twenty (20) consecutive trading days in which the last sale for shares of APBI's common stock (as adjusted for stock splits, dividends and similar events) for each of such trading days equaled or exceeded $20 per share as quoted on the NASDAQ National Market System.

                    (b)Of the option grant award of 12,976 shares of Stock, 6,488 shall be immediately subject to purchase through the exercise of this Replacement Option and the balance of 6,488, shall vest and may be purchased on or after June 25, 1996.

          3.Exercise. Employee may exercise the option granted hereunder by giving written notice to the Company's chief financial officer at the principal office of the Company at 4350 North Fairfax Drive, Arlington, Virginia 22203. Such notice shall state the number of full shares (no fractional shares may be purchased) to which the election applies. Such notice shall be accompanied by payment in an amount sufficient to purchase the number of shares set forth in the notice at the per share price established by Section 1 hereof. Payment shall be made in cash or shares of the Company's Common Stock having a fair market value equal to the purchase price (as determined by the APBI Compensation and Stock Plans Committee or the "APBI Compensation Committee"), or a combination of cash and such shares.

          4.Death. In the event of death of the Executive, the option shall be exercisable by the person or persons who acquire the option by bequest or inheritance or by reason of the death of the Executive, or by the executor or administrator of the estate of the deceased Executive at any time before the expiration date of the option but only to the extent the option is otherwise exercisable at the date of the Executive's death.

          5.Registration Rights. APBI shall, if requested by Executive, as soon as reasonably practicable file a registration statement on a form of general use under the Securities Act of 1933, as amended (the "Securities Act"), to permit the sale or other disposition of the shares of Stock that have been or that may be acquired upon exercise of this Replacement Option in accordance with the intended method of sale or other disposition requested by Executive. Executive shall provide all information reasonably requested by APBI for inclusion in any registration statement to be filed hereunder. APBI will use its best efforts to cause such registration statement to remain effective for such period as Executive reasonably deems necessary to effect such sales or other dispositions but not to exceed ninety (90) days and not after the status of the shares of Stock subject to the Option as "restricted securities" within the meaning of Rule 144 under the Securities Act or any successor thereto terminates. Such registration shall be effected at APBI's expense except for underwriting commissions and the fees and disbursements of Executive's counsel attributable to the registration of such Stock. The filing of the registration statement contemplated by this paragraph may be delayed for such period of time as may reasonably be required by APBI to facilitate any public distribution of Stock by APBI or if APBI decides in its good faith judgment that such registration would be detrimental to the interests of APBI and its stockholders. In connection with such registration statement, APBI and Executive shall enter into an agreement under which each will indemnify the other with respect to information provided by such party for use in the registration statement, such indemnities and the procedures therefor to be in a form customarily included in registration rights agreements. APBI further agrees to use its best efforts to register or qualify the Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Executive shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Executive to consummate the disposition of such securities in such jurisdictions, except that APBI shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this sentence be obligated to be so qualified or to consent to general service of process in any such jurisdiction. The registration right contained in this paragraph, together with the registration rights contained in the Executive's other Replacement Options may only be exercised three times collectively by the Executive so that in effect the Executive has a total of three registration rights with respect to all of the Stock issued or to be issued pursuant to all of the Replacement Options.

          6.Adjustment of Number of Shares. In the event that (i) a dividend is declared on the Company's Common Stock payable in shares of Common Stock, (ii) the outstanding shares of Common Stock are to be changed into or exchanged for a different number or kind of shares of stock or securities of the Company or of another corporation or (iii) there is any other change in the Company's capitalization or otherwise which causes the Company to adjust the number or kind of shares of Common Stock subject to option awards under the Company's Stock Incentive Program, the equivalent adjustment shall be made to the shares which are the subject of this Replacement Option and the option price therefor.

          7.Effect of Reorganization. If, in the event of a reorganization as defined below, provision has not been made by the surviving corporation for substitution of new options for this Replacement Option which is satisfactory to the Executive, such Executive will have distributed to him or her within thirty
(30) days after the reorganization in full satisfaction the following:

                              (i)With respect to this Replacement Option, if
unexpired, cash representing the excess, if any, of the highest market price for the Company's Common Stock on the date, or the earliest prior date on which a price has been established for trading purposes, preceding the reorganization over the Option Price, without regard to the exercise dates provided in this Replacement Option or, at the election of the surviving or acquiring corporation, stock in the surviving or acquiring corporation or parent thereof equal in value to the above as of the date of the reorganization, provided that stock in such survivor or parent company is traded on a national securities exchange or quoted by the Automated Quotation System of the National Association of Securities Dealers, Inc.

                              (ii)Reorganization for purposes of this Section
7(a) means a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation (other than any such transaction the effect of which is merely to change the jurisdiction of incorporation of the Company), or any merger in which the Company is the surviving corporation but the holders of its shares receive cash or securities of another corporation, or a dissolution or liquidation of the Company.

8.No Implied Rights. Nothing contained in this Agreement, nor the granting of any options hereunder, shall be construed as giving the Executive or any other person any legal or equitable rights against the Company or any subsidiary corporation or any director, officer, employee or agent thereof, except for those rights as are herein provided. Under no circumstances shall this Agreement, be construed as a contract of continuing employment of the Executive, nor shall this option grant in any manner obligate the Company or any subsidiary or affiliate of the Company to continue the employment of the Executive.

          9.No Assignment. Except as contemplated by Section 4 hereof, this option and the rights and privileges conferred hereby may not be transferred, assigned, pledged, hypothecated or encumbered, and shall not be subject to execution, attachment, garnishment or other similar legal processes. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise encumber or dispose of this option, this option and the rights and privileges conferred hereunder shall immediately become null and void. This option may be exercised during the lifetime of the Executive only by the Executive; provided, however, that if the Executive is declared legally incompetent, the Executive's duly appointed legal representative may exercise the option hereunder in the manner and to the extent that the Executive is entitled to exercise the option hereunder.

          10.Governing Law. This Agreement and the rights hereunder shall be governed by and construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                  APPLIED BIOSCIENCE INTERNATIONAL INC.

                                  By:/s/ Stephen L. Waechter
                                     ---------------------------------
                                         Stephen L. Waechter
                                         Senior Vice President and Chief
                                          Financial Officer


                                  EXECUTIVE

                                    /s/ Grover C. Wrenn
                                   ----------------------------------
                                        Grover C. Wrenn